UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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UBID.COM HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UBID.COM HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of uBid.com Holdings, Inc. will be held on Friday, May 16, 2008, at 10:00 a.m. (Chicago time), at the Chicago Marriott O’Hare Hotel, 8535 West Higgins Road, Chicago, Illinois 60631, for the following purposes:

1.	To elect directors for the ensuing year.

2.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2008.

3.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on April 3, 2008 are entitled to notice of and to vote at the meeting or any adjournment thereof.

Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save us the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Steven Sjoblad
Chairman of the Board

Minneapolis, Minnesota
April 18, 2008

2

UBID.COM HOLDINGS, INC.

Annual Meeting of Stockholders
May 16, 2008

PROXY STATEMENT

INTRODUCTION

Your Proxy is solicited by the Board of Directors of uBid.com Holdings, Inc. for use at the Annual Meeting of Stockholders to be held on May 16, 2008, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.

Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Chief Financial Officer of uBid.  Proxies not revoked will be voted in accordance with the choice specified by stockholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of our principal executive office is 8725 West Higgins Road, Suite 900, Chicago, Illinois, 60631. We expect that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to stockholders on or about April 18, 2008.

OUTSTANDING SHARES AND VOTING RIGHTS

Our Board of Directors has fixed April 3, 2008 as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 3, 2008, there were 18,208,183 shares of our Common Stock issued and outstanding, which is our only outstanding class of capital stock entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL STOCKHOLDERS

The following table provides information concerning persons known to us to be the beneficial owners of more than 5% of our outstanding Common Stock as of April 3, 2008. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)

Thomas J. Petters(2)(3) 4400 Baker Road Minnetonka, MN 55343	7,695,714	40.94%
Petters Group Worldwide, LLC(3)(4) 4400 Baker Road Minnetonka, MN 55343	6,584,603	35.62%
Theodore Deikel(5) 4400 Baker Road Minnetonka, MN 55343	2,248,840	12.35%
Tudor Investment Corporation(6) 1275 King Street Greenwich, CT 06831	2,083,334	11.19%
D.E. Shaw Valence Portfolios, L.L.C.(7) 120 West 45th Street, 39th Floor New York, NY 10036	1,250,000	6.77%
EBP Select Holdings, LLC(3) 4400 Baker Road Minnetonka, MN 55343	1,111,111	6.10%
Alexandra Global Master Fund Ltd.(8) Citgo Building, Wickams Cay P.O. Box 662 Road Town, Tortola, British Virgin Islands.	1,069,446	5.80%

(1)           Based on 18,208,183 shares of Common Stock issued and outstanding as of April 3, 2008. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of April 3, 2008, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)           Includes: 6,264,047 shares beneficially owned by Petters Group Worldwide, LLC, including 277,778 warrants exercisable within 60 days by Petters Group Worldwide, LLC; and 305,556 warrants exercisable within 60 days by Petters Company, Inc.  Mr. Petters has sole voting power and investment power over all of the shares indicated in the table as being beneficially owned by Mr. Petters, Petters Group Worldwide, LLC and EBP Select Holdings, LLC.

(3)           Information regarding the number of shares beneficially owned by Thomas J. Petters, Petters Group Worldwide and EBP Select Holdings, LLC was provided in a report on Schedule 13D filed with the SEC on January 7, 2008.

(4)           Includes 277,778 warrants exercisable within 60 days.

(5)           Information regarding the number of shares beneficially owned by Mr. Deikel was provided in a report on Schedule 13D filed with the SEC on December 28, 2007.

(6)           Includes 416,667 warrants exercisable within 60 days. The shares beneficially owned by Tudor Investment Corporation are beneficially owned by a group of three beneficial owners, including: The Tudor BVI Global Portfolio Ltd. (215,738 shares directly owned and warrants to acquire an additional 53,935 shares of common stock), Tudor Proprietary Trading, L.L.C. (116,167 shares directly owned and warrants to acquire an additional 29,042 shares of common stock) and Witches Rock Portfolio Ltd. (1,334,762 shares directly owned and warrants to acquire an additional 333,690 shares of common stock). Tudor Investment Corporation provides investment advisory services to The Tudor BVI Global Portfolio Ltd. and Witches Rock Portfolio Ltd. and may therefore be deemed the beneficial owner of these shares. Tudor Investment Corporation is also an affiliate of Tudor Proprietary Trading, L.L.C. Paul Tudor Jones, II is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C. Each of Tudor Investment Corporation and Mr. Jones expressly disclaims beneficial ownership of shares not directly owned by them.  Information regarding the number of shares beneficially owned by Tudor Investment Corporation and its affiliated entities was provided in a report on Schedule 13G filed with the SEC on January 3, 2006, as amended on February 14, 2006, by Paul Tudor

Jones, II, The Tudor BVI Global Portfolio, Ltd., Tudor Investment Corporation, Tudor Proprietary Trading, L.L.C and Witches Rock Portfolio Ltd.

(7)           Includes 250,000 warrants exercisable within 60 days. David E. Shaw does not own any shares of common stock directly. By virtue of Mr. Shaw’s position as President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P. (the managing member and investment advisor of D.E. Shaw Valence Portfolios, L.L.C.), Mr. Shaw may be deemed to have shared power to vote or direct the vote of, and shared power to dispose or direct the disposition of, the shares of common stock, and therefore, Mr. Shaw may be deemed to be the beneficial owner of such shares. Mr. Shaw disclaims beneficial ownership of the shares of our common stock. This information was provided in a report on Schedule 13G filed with the SEC on February 13, 2006.

(8)           Includes 347,223 warrants exercisable within 60 days. Alexandra Investment Management, LLC, serves as the investment advisor to Alexandra Global Master Fund Ltd. By reason of such relationship, Alexandra Investment Management, LLC, may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra Global Master Fund Ltd. Alexandra Investment Management, LLC disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov and Dimitri Sogoloff are, respectively, the Chairman, Chief Executive Officer, Managing Member and Chief Investment Officer and the President, Managing Member and Chief Risk Officer, of Alexandra Investment Management, LLC. By reason of such relationships, Mr. Filimonov and Mr. Sogoloff may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra Global Master Fund, Ltd. Each of Messrs. Filimonov and Sogoloff disclaims beneficial ownership of the shares of common stock beneficially owned by Alexandra Global Master Fund Ltd. The address of Alexandra Global Master Fund Ltd. is Citgo Building, Wickams Cay, P.O. Box 662, Road Town, Tortola, British Virgin Islands. The address of Alexandra Investment Management, LLC and Messrs. Filimonov and Sogoloff is 767 Third Avenue, 39th Floor, New York, New York, 10017. This information was provided in a report on Schedule 13G filed with the SEC on February 14, 2007.

MANAGEMENT STOCKHOLDINGS

The following table sets forth the number of shares of Common Stock beneficially owned as of April 3, 2008, by each executive officer of uBid named in the Summary Compensation Table on page 14 (who in this proxy statement are together referred to as “Named Executive Officers”), by each current director and nominee for director and by all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner or Identity of Group	Number of Shares Beneficially Owned	Percent of Class(1)
Timothy E. Takesue(2)	632,443	3.44%
Miguel A. Martinez, Jr.(3)	81,581		*
Steven Sjoblad(4)	62,500		*
Mary L. Jeffries(5)	27,500		*
Amy Powers(6)	26,250		*
Dr. Kenneth J. Roering(7)	15,625		*
David E. Baer(8)	12,500		*
Casey L. Gunnell	9,375		*
Jeffrey D. Hoffman	0	0
All current executive officers and directors as a group (9 persons)	867,774	4.76%

*Less than 1%

(1)

Based on 18,208,183 shares of Common Stock issued and outstanding as of April 3, 2008. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of April 3, 2008, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Includes 166,667 options exercisable within 60 days.

(3)           Includes 62,500 options exercisable within 60 days.

(4)           Includes 37,500 options exercisable within 60 days.

(5)           Includes 12,500 options and 3,000 warrants exercisable within 60 days.

(6)           Includes 26,250 options exercisable within 60 days.

(7)           Includes 15,625 options exercisable within 60 days.

(8)           Includes 12,500 options exercisable within 60 days.

(9)           Includes 9,375 options exercisable within 60 days.

ELECTION OF DIRECTORS
(Proposal #1)

General Information

Our Certificate of Incorporation provides for the election of directors at each Annual Meeting of stockholders.  Our Certificate of Incorporation calls for us to have a staggered Board of Directors.  A staggered board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.  Delaware law permits a corporation to establish a staggered, or classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered three-year terms of office, with only one class of directors standing for election each year.  Our Certificate of Incorporation provides for a staggered board, with three classes of directors, each with a three-year term.

Based upon the recommendation from our Governance/Nominating Committee, the number of each of the Class I Directors, Class II Directors and Class III Directors, shall be set at two.  You are being asked to vote for all six directors at this Annual Meeting.  Kenneth J. Roering and Mary L. Jeffries shall be Class I Directors, and they will be up for reelection at the 2009 Annual Meeting.  David E. Baer and Casey L. Gunnell shall be Class II Directors, and they will be up for reelection at the 2010 Annual Meeting.  Jeffrey D. Hoffman and Steven Sjoblad shall be Class III Directors, and they will be up for reelection at the 2011 Annual Meeting.

All of the nominees are current members of the Board of Directors. Under applicable Delaware law, the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

In the absence of other instructions, each proxy will be voted for each of the nominees listed below.  In accordance with Delaware law, in the event a vacancy occurs on the Board of Directors, the Board of Directors may appoint a new director to fill such vacancy until the next annual meeting of stockholders.  The Board of Directors has no reason to believe that any nominee will be unable to serve.

The names and ages of all of our director nominees and the positions held by each with uBid.com are as follows:

Name	Age	Position
Steven Sjoblad(1)	58	Chairman of the Board
Jeffrey D. Hoffman	47	Chief Executive Officer and Director
Dr. Kenneth J. Roering(1)(2)(3)	65	Director
Mary L. Jeffries(1)(2)(4)	50	Director
David E. Baer(3)	34	Director
Casey L. Gunnell(2)(3)(4)	61	Director

(1)           Member of the Compensation Committee.

(2)           Member of the Audit Committee.

(3)           Member of the Governance Committee.

(4)           The Board of Directors has determined that Mary L. Jeffries and Casey L. Gunnell each qualify as an “audit committee financial expert” under the applicable federal securities laws.

Steven Sjoblad.  Mr. Sjoblad was appointed as Chairman of the Board of uBid.com Holdings on February 13, 2007. He is currently Chairman and CEO of Captira Analytical, a software, data and analytics firm serving the criminal justice vertical market. Previously, Mr. Sjoblad spent 19 years with Fallon McElligott, a preeminent international advertising agency where he guided strategy and marketing programs for such industry leaders as Coca-Cola, FedEx and Northwest Airlines; he was an original member of the firm and served as president for eight years. Mr. Sjoblad held various positions with Fair Isaac Corporation (NYSE:FIC), an $830 million creative analytics firm where he served on the executive committee as well as Fair Isaac Corporation’s Chief Marketing Officer. He is currently a board member of Schwan’s Foods, a $3.6 billion international food concern, a board member of Fluxion, LLC a marketing automation concern and BenNevis, a CRM services firm. Mr. Sjoblad also served for 12 years as non-executive Chairman of the Board of Ellerbe Becket, a leading architectural and engineering firm.

Jeffrey D. Hoffman.  Mr. Hoffman was named Chief Executive Officer and joined the uBid.com Holdings Board of Directors on September 24, 2007. He is an accomplished entrepreneur and innovator establishing a long and winning track record in the fields of on-line auction and retail, software and entertainment. Mr. Hoffman was a founding partner of Competitive Technologies, Inc (CTI), which offered online travel reservation tools sold directly to travel agencies and corporations. CTI was ultimately purchased by American Express. He was also CEO and founding partner of Virtual Shopping, Inc., a leading developer of patented, proprietary online retail systems, before joining the founding executive team of his most notable venture, Priceline.com, where Mr. Hoffman held two CEO titles in the Priceline family of companies. For his contribution to the creation of the industry’s first online retail tools, he was twice named by the travel and tourism industry as one of its “25 Most Influential Executives”. Mr. Hoffman also serves as Chairman of Adapted Sports, a charity organization dedicated to bringing sports and team participation to disabled children nationwide. Mr. Hoffman received his B.S. in Computer Sciences from Yale University.

Dr. Kenneth J. Roering.  Dr. Roering was elected to the board on December 1, 2006. He is currently Professor of Marketing in the Carlson School of Management of the University of Minnesota and Executive Vice President, Strategic Management, Marshall BankFirst Corp. He previously served as Chairman of the Marketing Department at the University of Minnesota for five years, and prior to that, occupied the same position at the University of Missouri. In addition, Dr. Roering served as a visiting professor or distinguished guest lecturer at a number of universities, including Northwestern University, Harvard University, University of Michigan, University of Virginia, University of Illinois, University Jean Moulin (Lyon, France) and the Warsaw School of Economics (Poland). Over the past 20 years, Dr. Roering has been a member of the Board of Directors of several private and public companies, and has served as an independent consultant to numerous corporations, including American Express, 3M, Cargill, Carlson Companies and Motorola. He currently serves on the Board of Directors of Arctic Cat (Lead Director), Innovex Inc. and Rave Sports. Dr. Roering obtained his doctorate from the University of Iowa.

Mary L. Jeffries.  Ms. Jeffries was elected to the board on March 7, 2007. She is currently President and COO of Petters Group Worldwide, LLC. Ms. Jeffries previously owned her own management consulting company focused in the areas of strategy, operations and finance. She previously was General Partner and Chief Operating officer for St. Paul Venture Capital, a large early-stage venture capital firm and Chief Operating Officer of WeberShandwick, an international public relations and marketing communications company. Ms. Jeffries currently serves on the boards of several Petters Group Worldwide companies and on the Board of Directors for Famous Dave’s of America, Childrens Cancer Research and Catholic Charities, as well as several early-stage venture funded companies. Ms Jeffries received her B.A. in Finance and Accounting from the University of Northern Iowa.

David E. Baer.  Mr. Baer was elected to the board on March 7, 2007. He is currently Chief Legal Officer of Petters Group Worldwide, LLC and serves on the boards of several Petters Group Worldwide companies. Mr. Baer previously was an attorney at Leonard, Street and Deinard, where he practiced corporate law. In 2006 he was named one of the top 15 lawyers in Minnesota by Minnesota Lawyer. Mr. Baer received hi B.A. from the University of Minnesota and his law degree from the William Mitchell College of Law.

Casey L. Gunnell.  Mr. Gunnell was elected to the board on May 14, 2007. He is currently CEO of Gunnell Family Corp, a business services corporation providing interim management, process improvement and restructuring services to a diverse roster of clients, including: HealthSouth Corp., Charter Communications and Calpine Corp. Previously, Mr. Gunnell served 19 years in high profile positions with a $6 billion privately held automotive distribution group. He has past service on boards for several private companies and one publicly traded company. He is currently a board member for US Spinal Technologies, serving on the finance committee and audit committee chair. Mr. Gunnell is a certified public accountant and received his B.B.A. from Florida Atlantic University.

Our above-listed directors have neither been convicted in any criminal proceeding during the past five years nor parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Corporate Governance

Code of Ethics and Business Conduct

We had previously adopted a code of ethics that applied to our directors and officers (including our chief executive officer, chief financial officer, chief accounting officer, and any person performing similar functions). In connection with the recent merger, we have adopted a new Code of Ethics and Business Conduct that now applies to all employees, including our chief executive officer, chief financial officer, chief accounting officer and any other person performing that function. A copy of this document is available on our website at www.ubid.com, free of charge, under the Investor Relations section. We will satisfy any applicable SEC disclosure requirements regarding an amendment to, or waiver from, any provision of the Code with respect to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K.

Communications with the Board of Directors

Stockholders may communicate directly with the Board of Directors. All communications should be directed to uBid.com Holdings, Inc., Attn: Investor Relations, 8725 West Higgins Road, Suite 900, Chicago, Illinois 60631, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board of Directors.

Director Attendance at Annual Meeting

Directors’ attendance at annual meetings can provide stockholders with an opportunity to communicate with directors about issues affecting uBid.  We do not have an annual meeting attendance policy for directors, but they are encouraged to attend all meetings of stockholders.

Committee and Board Meetings

Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.  Each committee is comprised only of independent voting directors, pursuant to the respective committee charters.  Members of such Committees meet formally and informally from time to time throughout the year on Committee matters.

The directors and committee members often communicate informally to discuss the affairs of uBid and, when appropriate, take formal Board and/or committee action by unanimous written consent of all directors or committee members, in accordance with Minnesota law, rather than hold formal meetings.  During fiscal 2007, the Board of Directors held three formal meetings. No incumbent director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any Committee of the Board of Directors on which he or she served.

Audit Committee

The Audit Committee is comprised of independent directors Casey L. Gunnell (Chair), Dr. Kenneth J. Roering and Mary L. Jeffries.  The Audit Committee is responsible for reviewing our internal control procedures, the quarterly and annual financial statements of uBid, engaging and evaluating the performance of our independent registered public accounting firm and reviewing with our independent registered public accounting firm the results of the annual audit. The Audit Committee met two times during fiscal 2007.

The Board has determined that Mr. Gunnell and Ms. Jeffries are “audit committee financial experts” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933.  Mr. Gunnell and Ms. Jeffries are “independent directors” as that term is defined in Nasdaq Rule 4200(a)(15).  The designation of Mr. Gunnell and Ms. Jeffries as the audit committee financial experts does not impose on Mr. Gunnell and Ms. Jeffries any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Gunnell and Ms. Jeffries as members of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Compensation Committee

The Compensation Committee consists of independent directors Steven Sjoblad (Chair), Dr. Kenneth J. Roering and Mary L. Jeffries.  The Compensation Committee did not formally meet during fiscal 2007.

The Compensation Committee of our Board of Directors directs the design of, and oversees, our executive compensation program.  The Compensation Committee’s responsibilities include periodically reviewing with management, our philosophy of compensation, taking into consideration enhancement of stockholder value and the fair and equitable compensation of all employees; conducting a performance evaluation, at least annually, of the Chief Executive Officer; determining the compensation of the Chief Executive Officer; reviewing with the Chief Executive Officer the compensation of other executive officers; reviewing senior management compensation policy and plans, including incentive plans, benefits and perquisites; administering the stock option plans, employee stock purchase plans, 401(k) plans and any other similar plans we may adopt and periodically reviewing with management and advise the Board of Directors with respect to employee benefits.  The Compensation Committee also has the authority to engage a compensation consultant; however, it did not do so in 2007.

Governance/Nominating Committee

The Governance/Nominating Committee consists of independent directors Dr. Kenneth J. Roering (Chair), David E. Baer and Casey L. Gunnell.  The Governance/Committee did not formally meet during fiscal 2007.

The Governance/Nominating Committee recommends to our Board of Directors the selection of candidates and the tenure of the members of our Board of Directors who will carry out policies and processes designed to provide for the effective and efficient governance of uBid. The Governance/Nominating Committee will consider candidates for director nominees recommended by stockholders, directors, third-party search firms, and other sources.

The Governance/Nominating Committee is responsible for developing, reviewing and revising the principles of corporate governance by which we and the Board of Directors are governed; developing, reviewing and revising, for adoption by the Board of Directors, the codes of ethical conduct and legal compliance by which we and our directors, officers, employees and agents are governed; developing and recommending to the Board of Directors policies and processes designed to provide for effective and efficient governance, including but not limited to: policies for evaluation of the Board of Directors and the chairperson: the director nomination process, including board membership criteria, minimum qualifications for directors and stockholder nomination of directors, stockholder-director communications, stockholder communications regarding stockholder proposals, director attendance at annual meetings and succession planning for the Chief Executive Officer, the Board of Director chairperson and other Board of Director leaders; annually reviewing the composition of the Board of Directors against a matrix of skills and characteristics focused on our governance and business needs, and reporting to the Board of Directors regarding suggested changes in the Board of Directors composition; meeting as necessary to consider the nomination and screening of director candidates, evaluate the performance of the Board of Directors and its members, as well as termination of directors in accordance with corporate policy, for cause or other appropriate reasons; and develop, recommend, review and administer compensation plans for directors.

The Governance/Nominating Committee will consider the attributes of the candidates and the needs of our Board of Directors, and will review all candidates in the same manner.

A stockholder who wishes to recommend one or more directors must provide a written recommendation to uBid at the address below, directed to the attention of Investor Relations, who will forward the proposals and recommendations to the Governance/Nominating Committee for consideration.  Notice of a recommendation must include name and address of the stockholder making the recommendation and the class and number of shares such stockholder owns.  With respect to the nominee, the stockholder should include the nominee’s name, age, business address, residence address, current principal occupation, five-year employment history with employer names, and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements and Board membership, if any. The stockholder should also include a description of the nominee’s experience and character traits that cause him or her to be suitable for Board of Director membership, and, if desired, an explanation of why the stockholder believes that the nominee would make a meaningful contribution to the Board of Directors.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.  UBid may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

uBid.com Holdings, Inc.

Attn:  Investor Relations

8725 West Higgins Road, Suite 900

Chicago, IL 60631

Director Compensation

For the fiscal year ended December 31, 2007, the Chairman of the Board of Directors, Mr. Sjoblad,  received aggregate annual compensation of $27,000. As Chairman of the Board of Directors, Mr. Sjoblad  has an annualized compensation of $35,000 plus additional compensation for committee memberships.  Our Board of Directors receive annual compensation of $25,000 plus additional compensation for committee memberships for 2007 paid quarterly. We do not separately pay for attendance at regular meetings or telephonic calls unless otherwise approved in advance by the Board of Directors. Directors receive an option to purchase 50,000 shares of common stock upon appointment to the Board of Directors. The exercise price of these options is priced on the date of the grant and the option vests over 16 equal quarterly installments.

2007 Director Compensation Table

The following table sets forth certain information regarding compensation paid to and earned by the non-employee directors who served on uBid’s Board of Directors during the fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1)(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Steven Sjoblad	27,000	—	130,185	—	—	—	157,185

Mary L. Jeffries(2)	25,250	—	44,790	—	—	—	70,040

Dr. Kenneth J. Roering	22,875	—	—	—	—	—	22,875

Casey L. Gunnell	15,250	—	45,395	—	—	—	60,645

David E. Baer(2)	23,750	—	44,790	—	—	—	68,540

(1)   The option awards amounts represent compensation costs charged against income for the year ended December 31, 2007 and 2006 included in General and Administrative Expenses. Compensation costs exclude the impact of estimated forfeitures and include the amount of actual forfeitures. In the event of an acquisition of uBid through the sale of substantially all of our assets and the consequent discontinuance of our business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divesture or liquidation of us, the Board of Directors may provide for one or more of the following with respect to unvested options: the equitable acceleration of the exercisability of any outstanding options; the complete termination of the Equity Incentive Plan and the cancellation of outstanding options not exercised prior to a date specified by the Board of Directors; and the continuance of the Equity Incentive Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of Directors for such transaction and provide to holders of such options the right to exercise their respective options as to an economically equivalent number of shares of stock of the corporation succeeding us by reason of such transaction.

(2)   Fees due to Ms. Jefferies and Mr. Baer are paid directly to Petters Group Worldwide.

Vote Required; Recommendation.

Election of each director requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL #1.

EXECUTIVE COMPENSATION

This compensation discussion and analysis (“CD&A”) is intended to provide information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our other most highly compensated executive officers that will place in perspective the information contained in the tables that follow this discussion. Our CD&A begins with a description of our former relationship with Petters Group with respect to the original determination of compensation and is followed by a general description of our compensation program and specific information as to its various components. Immediately following the CD&A is the Compensation Report of the Board of Directors, who served in the role of the compensation committee for the fiscal year ending December 31, 2007 (the “Committee Report”). Following the Committee Report are compensation tables describing compensation paid in 2007 and outstanding equity awards held by executives. At the end, we have provided information concerning pension benefits and change-in-control agreements.

Overview

Prior to our merger with Cape Coastal on December 29, 2005, uBid, Inc. was a subsidiary owned by the Petters Group. Prior to the merger, Robert H. Tomlinson, Jr. was the president and chief executive officer and Timothy E. Takesue was our executive vice president of the merchandising of uBid, Inc. and their compensation was determined in accordance with negotiated employment contracts negotiated with Petters Group prior to the merger. Miguel Martinez, Jr. was the vice president of finance of uBid, Inc. prior to the merger and his compensation was determined by Mr. Tomlinson when he was hired. In connection with the merger, Mr. Tomlinson and Mr. Takesue entered into new employment contracts with uBid and these agreements continued the same compensation structure that existed prior to the merger except for the grant of certain options that were issued in connection with the merger. Mr. Martinez also continued to receive the same compensation that he was paid prior to the merger and was also granted options after the merger. The compensation paid to these officers was determined by Mr. Romenesko, who was a member of the Board of Directors of uBid in consultation with human resource representatives from the Petters Group. The compensation payable to Mr. Tomlinson and Mr. Takesue for fiscal years 2006 and 2007 is set forth in their employment agreements with us.  Mr. Hoffman was appointed Chief Executive Officer in September 2007. His compensation was approved by the Compensation Committee members.

Messer(s), Hoffman, Takesue, Martinez and Ms. Powers are provided with the same benefits that are available to all of uBid’s salaried employees, as described more fully below.

Objectives of Compensation

The compensation for our Named Executive Officers was determined to attract and retain talented and productive executives who are motivated to protect and enhance our long-term value for our stockholders. The objective is to tie compensation to business and individual performance and to provide total compensation competitive with our peers. Our compensation levels are reviewed in light of publicly available information on compensation paid by companies in our industry that are similar to us, taking into account our size. The Compensation Committee members of the Board of Directors (the “Committee”) administer our compensation decisions. The Committee has not adopted any formal policies for allocating compensation among salaries, bonuses and equity compensation. As part of its consideration, the Committee reviews and discusses market data.

Overview of 2007 Executive Compensation

Base Salary

Base salary for Mr. Hoffman was approved in the employment agreement entered into in September 2007 based on his position and level of responsibility, individual performance, and market practices. Mr. Hoffman’s salary for 2007 was set at $350,000.

Base salary for Mr. Takesue was approved in the employment agreement entered into in December 2005 based on his position and level of responsibility, individual performance, and market practices. Mr. Takesue’s salary for 2007 was set at $300,000.

Base salary for Mr. Martinez was approved by the Committee in December 2007 based on his position and level of responsibility and market practices. Mr. Martinez’s salary for 2008 was set at $200,000.

Base salary for Ms. Powers was approved by the Compensation Committee based on her position and level of responsibility and market practices. Ms. Powers salary for 2008 was set at $120,000.

2005 Equity Incentive Plan

On December 15, 2005, our Board of Directors approved and adopted the 2005 Equity Incentive Plan. Also on December 15, 2005, the 2005 Equity Incentive Plan was approved by the sole stockholder of Cape Coastal on that date. These actions were announced in our Current Report on Form 8-K, filed with the SEC on December 23, 2005. As disclosed in our definitive Information Statement filed with the SEC on January 30, 2006, on January 12, 2006, the holders of a majority of our outstanding shares of common stock ratified the Plan. The 2005 Equity Incentive Plan as an equity-based compensation plan to provide incentives to, and to attract, motivate and retain the highest qualified employees, directors, consultants and other third party service providers. The 2005 Equity Incentive Plan enables the board to provide equity-based incentives through grants or awards of stock options and restricted stock awards (collectively, “Incentive Awards”) to our present and future employees, consultants, directors, and other third party service providers.

The Board of Directors has reserved a total of 2,500,000 shares of common stock for issuance under the 2005 Equity Incentive Plan. If an Incentive Award granted pursuant to the 2005 Equity Incentive Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an Incentive Award, the shares subject to such award and the surrendered shares will become available for further awards under the 2005 Equity Incentive Plan. On December 29, 2005, we granted options under the 2005 Equity Incentive Plan to purchase 1,721,700 shares of common stock to our Named Executive Officers and other employees. No options were issued under the 2005 Equity Incentive Plan to any Named Executives in 2006. In 2007 under the 2005 Equity Incentive Plan, Mr. Hoffman was granted options to purchase 600,000 shares of common stock of which 250,000 were qualified and 350,000 were non-qualified, Mr. Martinez was granted options to purchase 125,000 shares of common stock and Ms. Powers was granted options to purchase 55,000 shares of common stock.

The number of shares subject to the 2005 Equity Incentive Plan, any number of shares subject to any numerical limit in the 2005 Equity Incentive Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in uBid’s outstanding common stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction. In the event of an acquisition of us through the sale of substantially all of our assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of us, the Board of Directors may provide for one or more of the following: (a) the equitable acceleration of the exercisability of any outstanding options; (b) the complete termination of the 2005 Equity Incentive Plan, the cancellation of outstanding options not exercised prior to a date specified by the Board of Directors; and (c) the continuance of the 2005 Equity Incentive Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of Directors of such plan for such transaction and provide to the holders of such options the right to exercise their respective options as to an economically equivalent number of shares of stock of the corporation succeeding us by reason of such transaction.

EQUITY COMPENSATION PLAN

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,984,100	$2.68	515,900
Equity compensation plans not approved by security holders	320,000	$4.50	—
Total	2,304,100	$2.93	515,900

Equity compensation plans not approved by our stockholders consist of warrants to purchase 320,000 shares of common stock, issued to the placement agents in our private offering on December 30, 2005, exercisable through December 30, 2010 at $4.50 per share.

On February 19, 2008 uBid filed a Schedule TO “tender offer” related to holders of approximately 805,000 options to purchase uBid’s common stock.  The offer was being conducted for compensatory purposes. The holders were eligible to surrender options for restricted stock rights at a ratio of 3 to 1.  Pursuant to this tender offer, we accepted for cancellation, options to purchase 785,000 shares of our common stock, in exchange for an aggregate of 261,667 shares of restricted stock.

Tax and Accounting Implications

We account for the equity compensation expense for our employees and executive officers, including our Named Executive Officers, under the rules of SFAS 123(R), which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Retirement and Benefit Plans

Our Named Executive Officers  participate in the same retirement and benefit plans as all of our salaried employees.

  Employment Contracts, Termination of Employment and Change in Control

We have entered into executive employment agreements with our President and Chief Executive Officer, and our Executive Vice President of Merchandising.

Jeffrey D. Hoffman – Chief Executive Officer

On September 21, 2007, we entered into an executive employment agreement with Mr. Hoffman which provides for an initial annual base salary of $350,000 for the first 12 months of the agreement and thereafter the Board of Directors shall review on a yearly basis and the Board shall determine if the base salary shall increase and the amount of any such increase shall be at the Board’s sole discretion.

Under the agreement, Mr. Hoffman received options to purchase up to 600,000 shares of common stock under the 2005 Equity Incentive Plan, which vest as follows: 1/3 of the options will vest on the 12 month anniversary of the date of the grant, 1/3 of the options will vest on the 24 month anniversary of the date of grant and the remaining 1/3 on the 36 month anniversary of the date of grant. The exercise price of the options is $1.14 per share. Subsequent grants of stock options shall vest and be exercisable pursuant to the terms and conditions of the 2005 Equity Incentive Plan.

Mr. Hoffman’s employment agreement has a term commencing on the execution of the agreement and continuing for a period of 24 months. The agreement provides that if Mr. Hoffman is terminated by us without cause, or if Mr. Hoffman terminates the agreement for good reason, including a change of control that results in the termination of Mr. Hoffman’s employment with uBid or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard separation and release agreement, to severance payments in the amount of his annual base salary at the time of such termination and all health insurance coverage for a period of 12 months following termination.

Mr. Hoffman’s employment agreement provides that if Mr. Hoffman is terminated by us without cause or if Mr. Hoffman terminates the agreement for good reason, including a change of control that results in the termination of Mr. Hoffman’s employment with us or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard separation and release agreement, to severance payments in the amount of his annual base salary at the time of such termination and all health insurance coverage for a period of 12 months following termination. A change of control includes an acquisition of 51% or more of our outstanding voting securities or consummation of a tender offer or exchange offer where the offeree acquires more than 51% of our then-outstanding voting securities.

Timothy E. Takesue - Executive Vice President of Merchandising

On December 29, 2005, we entered into an executive employment agreement with Mr. Takesue which provides for an initial annual base salary of $250,000 for the first 12 months of the agreement increasing to $275,000 during the second 12 months of the agreement and increasing to $300,000 for 2007 or the third 12 months of the agreement.

Under the agreement, Mr. Takesue received options to purchase up to 500,000 shares of common stock under the 2005 Equity Incentive Plan, which vest as follows: 1/3 of the options will vest on the 24 month anniversary of the date of the grant, 1/3 of the options will vest on the 36 month anniversary of the date of grant and the remaining 1/3 on the 48 month anniversary of the date of grant. The exercise price of the options is $4.50 per share. Subsequent grants of stock options shall vest and be exercisable pursuant to the terms and conditions of the 2005 Equity Incentive Plan.

Mr. Takesue’s employment agreement has a term commencing on the execution of the agreement and continuing for a period of 24 months. The agreement provides that if Mr. Takesue is terminated by us without cause, or if Mr. Takesue terminates the agreement for good reason, including a change of control that results in the termination of Mr. Takesue’s employment with uBid or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard separation and release agreement, to severance payments in the amount of his annual base salary at the time of such termination and all health insurance coverage for a period of 12 months following termination.

Mr. Takesue’s employment agreement provides that if Mr. Takesue is terminated by us without cause, or if Mr. Takesue terminates the agreement for good reason, including a change of control that results in the termination of Mr. Takesue’s employment with us or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard separation and release agreement, to severance payments in the amount of his annual base salary at the time of such termination and all health insurance coverage for a period of 12 months following termination.

Mr. Martinez  and Ms. Powers do not have employment agreements.

	Cash Severance	Years for Continuation of
Named Executive Officer	Multiple	Medical and Dental Benefits
Jeffrey D. Hoffman	1 times $(350,000)	1 year $(12,000)
Timothy E. Takesue	1 times $(300,000)	1 year $(12,000)

Summary Compensation Table

The table below sets forth certain information regarding compensation paid during the last three fiscal years to uBid’s Named Executive Officers.  Named Executive Officers include persons serving as Chief Executive Officer during fiscal 2007; executive officers who were serving as of December 31, 2007, received total compensation in excess of $100,000 for fiscal 2007 and, excluding the Chief Executive Officer, were among our two most highly compensated individuals (the “Most Highly Compensated Officers”); and additional individuals who would have been included as the Most Highly Compensated Officers but for the fact they were not serving at the end of the year.

Named Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Stock Awards ($)(2)	Option Awards- Payouts ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Jeffrey D. Hoffman Chief Executive Officer	2007 2006 2005	350,000 — —	— — —	— — —	36,330 — —	— — —	— — —	50,000 — —	436,330 — —
Timothy E. Takesue President, uBid, Inc.	2007 2006 2005	275,500 250,000 225,000	— — —	— 1,500 1,500	— — 269,760	— — —	— — —	— — —	275,000 251,500 496,260
Miguel A. Martinez, Jr. Chief Financial Officer	2007 2006 2005	200,000 159,000 129,808	— — 50,000	— 1,500 1,500	— — 40,807	— — —	— — —	— — —	200,000 160,500 222,115
Amy Powers V.P. Technology	2007 2006 2005	120,000 — —	— — —	1,500 — —	4,453 — —	— — —	— — —	— — —	125,953 — —
Robert H. Tomlinson, Jr. Former President and Chief Executive Officer	2007 2006 2005	300,000 275,000 250,000	— — —	— 1,500 1,500	— — 132,311	— — —	— — —	— — —	300,000 276,500 415,311

(1)                                          The option awards amounts represent the aggregate grant date fair value of the options awarded.

(2)                                          All option awards were granted on December 31, 1005 at an exercise price of $4.50 per option.  Mr. Takesue’s options vest 1/3 at the completion of two years of service.  The remaining 2/3 vest ratably over the next two years.  Mrs. Power’s options vest ratably over a four year period.  Mr. Hoffman’s options vest ratably over a three year period.

(3)                                          As part of Mr. Hoffman’s employment agreement he was granted $50,000 in relocation fees.  Mr. Tomlinson was granted $31,500 in relocation and housing fees as part of his employment agreement.

Outstanding Equity Awards at 2007 Fiscal Year End

The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each Named Executive Officers outstanding as of December 31, 2007.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (# ) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Jeffrey D. Hoffman
Chief Executive Officer	—	600,000	—	$1.14	September 21, 2017	600,000	834,000	—	—

Timothy E. Takesue
President, uBid, Inc.	165,000	335,000	—	$4.50	December 29, 2015	335,000	465,650	—	—

Miguel A. Martinez, Jr.
Vice President, Finance	37,500	37,500	—	$4.50	December 29, 2015	37,500	52,125	—

(1)

Shares under exercisable awards with no performance conditions. In the event of an acquisition of us through the sale of substantially all of out assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divesture or liquidation of us, the Board of Directors may provide for one or more of the following with respect to unvested options: the equitable acceleration of the exercisability of any outstanding options; the complete termination of the Equity Incentive Plan and the cancellation of outstanding options not exercised prior to a date specified by the Board of Directors; and the continuance of the Equity Incentive Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of Directors for such transaction and provide to holders of such options the right to exercise their respective options as to an economically equivalent number of shares of stock of the corporation succeeding us by reason of such transaction.

(2)	Shares under unexercisable/unvested awards with no performance conditions.
(3)	There are no unvested awards with performance conditions.
(4)	Based on the closing price of $0.80 on January 31, 2008.
(5)	There are no unvested awards with performance conditions.

No options were exercised during the year ended December 31, 2007.

The following table shows the number of options to purchase common stock granted to each of the Named Executive Officers during 2007.

Grants of Plan-Based Awards

All Other
									All Other	Option
									Stock	Awards
		Estimated Future Payouts Under			Estimated Future Payouts Under Equity				Awards	Number of
		Non-Equity Incentive Plan Awards (1)			Incentive Plan Awards				Number of	Securities
							Grant Date		Shares of	Underlying
				Maximum	Threshold	Target	Fair Value	Maximum	Stock or	Options
Name	Grant Date	Threshold ($)	Target ($)	($)	(#)	(#)	($)	(#)	Units (#)	(#)
Jeffrey D. Hoffman
Chief Executive Officer	September 21, 2007	—	—	—	—	600,000	414,000	—	—	—

Timothy E. Takesue
President, uBid, Inc.	—	—	—	—	—	—	—	—	—	—

Miguel A. Martinez, Jr.
Chief Financial Officer	—	—	—	—	—	—	—	—	—	—

Amy Powers
V.P. Technology	August 1, 2007	—	—	—	—	55,000	44,946	—	—	—

Former Named Executive Officers:

(1) We do not maintain any Non-Equity Incentive Plan Awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our equity securities. We believe, during fiscal year 2007, that our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.  In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our directors, officers and 10% stockholders.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

Certain Relationships and Related Transactions and Director Independence

On April 2, 2003, uBid and Petters Group, a holder of greater than 5% of our outstanding common stock, executed a Shared Resources Agreement with a term of one year and automatic renewals of one year until terminated by either party with 60 days’ prior notice. Pursuant to this agreement, Petters Group provides executive, facilities management, finance, general and administrative, legal, marketing, merchandising and operations services to uBid for which uBid was charged $0 in 2007, $30,000 in 2006 and $360,000 in 2005. We terminated the Shared Resources Agreement as of January 31, 2006.

We purchase products from Petters Group for direct purchase sales. Purchases from Petters Group were $2,930, $365 and $1,597 for the years ended December 31, 2007, 2006 and 2005, respectively.

On April 2, 2003, we entered into a secured revolving credit agreement and promissory note with Petters Group for up to $5.0 million. On November 22, 2004, we entered into a second secured revolving credit agreement and promissory note for up to $4.0 million. In March 2005, the second agreement was increased to $5.5 million. Both agreements were secured by a subordinated security interest in all of our assets. Both agreements expired March 31, 2006. Borrowings under the revolving line bore an annual interest rate of 14%. There were no financial covenants provided for in the agreements. In connection with the private offerings, the note holders cancelled these promissory notes as consideration in the private offerings for the issuance to Petters Company, Inc. of 1,222,223 shares of common stock and warrants to purchase 305,556 shares of common stock, and the issuance to the Petters Group of 1,111,111 shares of common stock and warrants to purchase 277,778 shares of common stock.

On July 21, 2004, we entered into an agreement with Banco Popular under which we obtained a $5.0 million irrevocable letter of credit for the benefit of Sony Corporation. This letter of credit is used as a security deposit for inventory purchases from Sony. Sony may draw upon the letter of credit in the event we are in payment default. The letter of credit bears an annual interest rate of 2%. Sony then reimburses us 0.5%. The letter of credit is secured by all of our assets. Lancelot and Petters Group guaranteed the letter of credit for the full $5.0 million in the event Sony drew upon the letter of credit. In addition, Banco Popular has entered into inventory buy-back agreements with Sony and Petters Group. Sony and Petters Group have agreed to buy back the Sony product from uBid in the event of a default. The letter of credit expired on July 21, 2007. On October 14, 2005, the Sony irrevocable letter of credit was reduced to $2.5 million. On November 15, 2007, the Sony irrevocable letter of credit was reduced to $1.0 million. All other terms remain the same.

In mid-2005, Cape Coastal entered into an agreement with Calico Capital Group, LLC to serve as its financial advisor in connection with the merger and the private offerings. Thomas J. Petters owns 10% of the outstanding membership interests in Calico. As consideration for its services, we paid Calico a $550,000 fee on the Closing Date. In addition, on February 3, 2006, in connection with the second private offering, we issued Calico 600,667 shares of our common stock, valued at $4.50 per share, with an aggregate value of approximately $2.7 million. Pursuant to a letter agreement, Calico subsequently transferred a total of 50,000 of its shares to two stockholders of the former Cape Coastal Trading Corporation. The agreement to serve as financial advisors was terminated on July 31, 2006.

Review, Approval or Ratification of Transactions with Related Persons.

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with our company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Our Board of Directors reviews such transactions to identify impairments to director independence and in connection with disclosure obligations under Item 404(a) of Regulation S-K of the Exchange Act. In addition, our Code of Ethics includes a conflict of interest policy that applies to our employees, officers and directors.

Any transactions with the Petters Group or an entity owned in whole or in part by the Petters Group are reviewed by management and presented for approval to those members of the Board of Directors who are not a member of management or otherwise affiliated with the Petters Group.

On May 7, 2007, Ms. Jeffries and Mr. Baer were elected to the Company’s Board of Directors. Each of Ms. Jeffries and Mr. Baer are executive officers of Petters Group.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of our independent directors, including two Financial Experts. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Marketplace Rule that governs audit committee composition, Rule 4350(d)(2), including the requirement that audit committee members all be “independent directors” as that term is defined by Nasdaq Rule 4200(a)(15).

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of uBid. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)           reviewed and discussed the audited financial statements with management;

(2)                                  discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended; and

(3)                                  reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Casey L. Gunnell (Chair)

Mary L. Jeffries

Dr. Kenneth J. Roering

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal #3)

General Information

The Board of Directors recommends that the stockholders ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for uBid for the year ending December 31, 2008.  BDO Seidman, LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2007, assistance with our Annual Report submitted to the Securities and Exchange Commission on Form 10-K and filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.  In determining the independence of BDO Seidman, LLP, the Board of Directors considered whether the provision of non-audit services is compatible with maintaining BDO Seidman, LLP’s independence.

Audit Fees

The following table sets forth the approximate fees billed by BDO Seidman, LLP for fiscal years 2006 and 2007:

	BDO Seidman, LLP
	2007	2006
Audit Fees	$109,000	$117,000
Audit-Related Fees	78,000	249,000
Tax Fees	—	—
All Other Fees	—	—
Total	$187,000	$366,000

Below is a description of the nature of services comprising the fees disclosed for each category above.

Audit Fees.     The total audit fees and reimbursement of expenses paid to BDO Seidman, LLP were $109,000 for the audit of fiscal year 2007, the reviews of the quarterly financial statements, assistance with registration statement filings and the preparation of consents. The total audit fees and reimbursement of expenses paid to BDO Seidman, LLP were $117,000 for the audit of fiscal year 2006, the reviews of the quarterly financial statements, assistance with registration statement filings and the preparation of consents.

Audit-Related Fees.     The total audit-related fees, including reimbursement of expenses, paid to BDO Seidman, LLP in fiscal 2007 and 2006 were $78,000 and $249,000, respectively, in connection with the private offerings, the merger with Cape Coastal Trading Corporation and related registration statement filings, audits and preparation of consents.

Tax Fees.     There were no tax fees paid to BDO Seidman, LLP in 2007 or 2006.

All Other Fees.     There were no other fees paid to BDO Seidman, LLP in 2007 or 2006.

Before an independent registered public accountant is engaged by us to render audit or non-audit services, the engagement is approved by the audit committee. All non-audit services, regardless of amount, are a pre-approved by the Board of Directors. All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were pre-approved by the audit committee.

DELIVERY OF DOCUMENTS AND OTHER BUSINESS

uBid does not mail a quarterly shareholder report to stockholders.  All press releases are available on our website (including quarterly and annual results) at www.ubid.com.  Forms 10-K and 10-Q are available on the SEC website at www.sec.gov and on our website at www.ubid.com.  Any stockholder who wishes to receive these forms by mail can submit a request, along with their name and address, to uBid at the address below.

uBid.com Holdings, Inc.

Attn:  Investor Relations

8725 West Higgins Road, Suite 900

Chicago, IL 60631

Only one copy of this proxy statement will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at such address.  If you are a stockholder who lives at a shared address and you would like additional copies of this proxy statement, contact uBid by mail at the address below, and we will promptly mail you copies.  You may also use this contact information to request to receive separate annual reports and proxy statements in the future, or, if you are currently receiving multiple copies of our stockholder mailings, to request a delivery of a single copy in the future.

Management knows of no other matters to be presented at the meeting.  If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Any appropriate proposal submitted by a stockholder of uBid and intended to be presented at the 2009 Annual Meeting of Stockholders must be received by us no later than January 30, 2009, to be considered for inclusion in our proxy statement and related proxy for the 2009 Annual Meeting.

Also, uBid’s bylaws provide that a stockholder must give timely advance notice in writing to the Secretary in order to bring business before an Annual Meeting, whether or not included in our proxy statement.  To bring business before the 2009 Annual Meeting, a stockholder notice must be delivered to 8725 West Higgins Road, Suite 900, Chicago, Illinois 60631 no sooner than January 1, 2009 and no later than January 30, 2009.

FORM 10-K

A COPY OF OUR FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.  NO PORTION OF SUCH REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL.  UBID WILL FURNISH TO ANY STOCKHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO US FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE STOCKHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF UBID.COM HOLDINGS, INC. COMMON STOCK ON APRIL 3, 2008, THE RECORD DATE FOR THE 2008 ANNUAL MEETING, AND SHOULD BE DIRECTED TO MR. MIGUEL MARTINEZ, CHIEF FINANCIAL OFFICER, AT OUR PRINCIPAL ADDRESS.

BY ORDER OF THE BOARD OF DIRECTORS

Steven Sjoblad
Chairman of the Board

Minneapolis, Minnesota
April 18, 2008

UBID.COM HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, May 16, 2008

10:00 a.m. (Chicago Time)

Chicago Marriott O’Hare Hotel

8535 West Higgins Road

Chicago, Illinois 60631

uBid.com Holdings, Inc.

8725 West Higgins Road, Suite 900

Chicago, IL 60631	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2008.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

The undersigned hereby appoints Miguel A. Martinez, Jr. and David Gardner, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of capital stock of uBid.com Holdings, Inc. registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Chicago Marriott O’Hare Hotel, 8535 West Higgins Road, Chicago, Illinois 60631, at 10:00 a.m. (Chicago Time) on May 16, 2008, and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Elect directors:	01 – Kenneth J. Roering, Class I Director, 2009 Term	☐	Vote FOR	☐	Vote WITHHELD
		02 – Mary L. Jeffries, Class I Director, 2009 Term		all nominees		from all nominees
		03 – David E. Baer, Class II Director, 2010 Term		(except as marked)
04 – Casey L. Gunnell, Class II Director, 2010 Term
05 – Jeffrey D. Hoffman, Class III Director, 2011 Term
06 – Steven Sjoblad, Class III Director, 2011 Term

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right).

2.	Ratify selection of BDO Seidman, LLP as independent registered public accounting firm.		☐	FOR ☐	AGAINST	☐ ABSTAIN

3.	In their discretion, upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Date
Indicate changes below:

Signature(s) in Box

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.